EXHIBIT 10.71

EXECUTION VERSION

WARRANT EXCHANGE AGREEMENT

This WARRANT EXCHANGE AGREEMENT (this “Agreement”), dated as of October 19, 2009, is made by and between Unigene Laboratories, Inc., a Delaware corporation (“Unigene”), and Victory Park Special Situations Master Fund, Ltd. (“Victory Park”).

WITNESSETH:

WHEREAS, Victory Park is the holder of that certain warrant to purchase 1,000,000 shares of Unigene common stock (the “Warrant”) originally issued to Magnetar Capital Master Fund, Ltd. on March 17, 2006 and subsequently transferred to Victory Park on December 27, 2007;

WHEREAS, Unigene desires to issue 300,000 shares (the “New Shares”) of Unigene common stock, par value $0.01 per share (the “Common Stock”), to Victory Park in exchange for the Warrant;

WHEREAS, Victory Park desires to surrender the Warrant to Unigene in exchange for the New Shares; and

WHEREAS, the parties hereto expressly intend and understand that such exchange is made pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, in consideration of the foregoing premises and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Unigene and Victory Park hereby agree as follows:

ARTICLE I.

TRANSACTION

Section 1.1. Exchange of Warrant and Issuance of New Shares. Upon the terms set forth in this Agreement, at the Closing (as defined below), Victory Park shall irrevocably surrender the Warrant to Unigene and, in exchange therefor, Unigene shall issue to Victory Park the New Shares, including the Common Stock purchase rights associated therewith.

Section 1.2. Authorization of New Shares. Unigene has duly authorized the issuance to Victory Park of 300,000 shares of its Common Stock.

Section 1.3. Closing.

(a) The closing (the “Closing”) of the transactions contemplated herein will take place at the offices of Latham & Watkins LLP, 233 South Wacker Drive Suite 5800, Chicago, Illinois 60606, at 10:00 a.m. local time on the date of this Agreement. The date such Closing occurs is referred to herein as the “Closing Date”.

(b) At the Closing, Unigene will deliver to Victory Park a certificate representing the New Shares, duly executed on behalf of Unigene and registered in Victory Park’s name, and Victory Park will deliver to Unigene the Warrant, along with a duly executed warrant power in form and substance agreed by the parties hereto.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES

Section 2.1. Representations and Warranties of Unigene.

In order to induce Victory Park to enter into this Agreement and to consummate the transactions contemplated hereby, Unigene hereby represents and warrants to Victory Park that the statements in this Section 2.1 are all true and correct as follows:

(a) Incorporation, Good Standing and Qualifications. Unigene is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it requires such licensing or qualification, except where the failure to be so licensed or qualified or in good standing would not have a material adverse effect on the business, operations or financial condition of Unigene.

(b) Authorization; Validity.

(i) Unigene has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to issue and deliver the New Shares in exchange for the Warrant. The execution and delivery by Unigene of this Agreement, the performance by Unigene of its obligations hereunder and the issuance and delivery of the New Shares have been duly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by Unigene and constitutes the legal, valid and binding obligation of Unigene, enforceable against Unigene in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws or laws of general application from time to time in effect that have an effect on creditors’ rights and the exercise of judicial discretion in accordance with general equitable principles, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(ii) The New Shares have been duly authorized and, when issued and delivered in accordance with this Agreement, will be validly issued, fully paid and nonassessable shares of Common Stock and will be free and clear of any liens, charges, restrictions, claims and encumbrances imposed by or through Unigene except applicable federal and state securities laws.

(c) Non-Contravention. The execution and delivery by Unigene of this Agreement, the performance by Unigene of its obligations hereunder and the issuance and delivery of the New Shares will not (i) violate any provision of applicable law, any order of any court or other agency of government applicable to Unigene, the Certificate of Incorporation of Unigene (the “Charter”) or the Amended By-Laws of Unigene (the “By-Laws”), or any provision of any indenture, agreement or other instrument to which Unigene or any of its properties or assets is bound, or (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance upon any of the properties or assets of Unigene.

(d) Government Approvals. Subject to the accuracy of the representations and warranties of Victory Park set forth in Section 2.2 hereof, no registration or filing with, or consent or approval of or other action by, any federal, state or other governmental agency or instrumentality under laws and regulations thereof as now in effect is or will be necessary for the valid execution, delivery and performance by Unigene of this Agreement or the issuance and delivery of the New Shares pursuant hereto other than filings pursuant to federal and state securities laws in connection with the issuance of the New Shares.

(e) Capitalization.

(i) As of the Closing Date, the authorized capital stock of Unigene consists of 135,000,000 shares of Common Stock, of which, as of September 30, 2009, 90,921,706 shares are issued and outstanding. All of such outstanding shares of Common Stock of Unigene have been duly authorized, validly issued and are fully paid and nonassessable. Except as set forth on Schedule 2.1(e): (i) none of Unigene’s Common Stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by Unigene; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any Common Stock, or contracts, commitments, understandings or arrangements by which Unigene is or may become bound to issue additional Common Stock or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any Common Stock; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of Unigene or by which Unigene is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with Unigene; (v) there are no agreements or arrangements under which Unigene is obligated to register the sale of any of its securities under the Securities Act; (vi) there are no outstanding securities or instruments of Unigene which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which Unigene is or may become bound to redeem a security of any of Unigene; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the New Shares; (viii) Unigene does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) Unigene does not have any liabilities or obligations required to be disclosed in the SEC Documents (as defined below) but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of its business. Prior to the Closing, Unigene has provided to Victory Park true, correct and complete copies of (i) the Charter, and (ii) the By-Laws. Schedule 2.1(e) identifies all outstanding securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto.

(ii) Based in part upon, and subject to the truth and accuracy of, Victory Park’s representations in Section 2.2, the issuance by Unigene of the New Shares to Victory Park is exempt from registration under the Securities Act.

(f) No Brokers. Unigene has not incurred, and Unigene will not incur, directly or indirectly, as a result of any action taken by Unigene, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any of the transactions contemplated hereby.

(g) SEC Documents. Unigene’s Common Stock is registered under Section 12(g) of the Exchange Act of 1934, as amended (the “Exchange Act”). Except for the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005, Unigene has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the “SEC”) pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the Closing Date and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of Unigene included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of Unigene as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(h) Section 3(a)(9) Representation. Unigene has not, nor has any person acting on its behalf, directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the exchange and issuance of the New Shares pursuant to this Agreement to be integrated with prior offerings by Unigene for purposes of the Securities Act which would prevent the Company from delivering the New Shares to Victory Park pursuant to Section 3(a)(9) of the Securities Act, nor will Unigene take any action or steps that would cause the exchange, issuance and delivery of the New Shares to be integrated with other offerings to the effect that the delivery of the New Shares to Victory Park would be seen not to be exempt pursuant to Section 3(a)(9) of the Securities Act.

Section 2.2. Representations and Warranties of Victory Park.

In order to induce Unigene to enter into this Agreement and to consummate the transactions contemplated hereby, Victory Park hereby represents and warrants to Unigene that the statements in this Section 2.2 are all true and correct as follows:

(a) Organization and Standing. Victory Park is an exempted company duly organized, validly existing and in good standing under the laws of the Cayman Islands.

(b) Authorization. Victory Park has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to engage in the transactions contemplated hereby. The execution and delivery by Victory Park of this Agreement and the performance by Victory Park of its obligations hereunder have been duly authorized by all requisite action on the part of Victory Park. This Agreement has been duly executed and delivered by Victory Park and constitutes the legal, valid and binding obligation of Victory Park, enforceable against Victory Park in accordance with its terms, except as limited by laws of general application from time to time in effect that have an effect on creditors’ rights and the exercise of judicial discretion in accordance with general equitable principles, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c) No Public Sale or Distribution. Victory Park is acquiring the New Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in a manner that would violate the Securities Act, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, Victory Park does not agree to hold any of the New Shares for any minimum or other specific term and reserves the right to dispose of the New Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. Victory Park does not presently have any agreement or understanding, directly or indirectly, with any person to distribute any of the New Shares.

(d) Legends. Victory Park understands that the certificates representing the New Shares, except as set forth below, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES, PROVIDED SUCH PLEDGE IS MADE IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

The legend set forth above shall be removed and Unigene shall issue a certificate without such legend to the holder of the New Shares upon which it is stamped, if (i) such New Shares are registered for resale under the Securities Act, (ii) in connection with a sale, assignment or other transfer, Victory Park provides Unigene with an opinion of counsel, in a form reasonably acceptable to Unigene, to the effect that such sale, assignment or transfer of the New Shares may be made without registration under the applicable requirements of the Securities Act, or (iii) such New Shares are sold, assigned or transferred pursuant to Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit Victory Park to sell securities of Unigene to the public without registration (“Rule 144”), or Victory Park provides Unigene, with reasonable assurance that the New Shares can be sold, assigned or transferred pursuant to Rule 144 under the Securities Act.

(e) Accredited Investor Status. Victory Park is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(f) Transfer or Resale. Victory Park understands that the New Shares have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred except pursuant to an effective registration statement or an exemption from registration; provided, however, that the New Shares may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the New Shares and such pledge of New Shares shall not be deemed by Unigene to be a transfer, sale or assignment of the New Shares hereunder, and Victory Park shall not be required to provide Unigene with any notice thereof or otherwise make any delivery to Unigene pursuant to this Agreement, including, without limitation, this Section 2.2(f).

(g) Title to Warrant. Victory Park is the sole record and beneficial owner of the Warrant, free and clear of any liens, charges, restrictions, claims and encumbrances other than those imposed by applicable federal and state securities laws.

ARTICLE III.

MISCELLANEOUS

Section 3.1. Reports Under the Exchange Act. With a view to making available to Victory Park the benefits of Rule 144 at all times during which there are New Shares outstanding which have not been previously (i) sold to or through a broker or dealer or underwriter in a public distribution or (ii) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof, in the case of either clause (i) or clause (ii) in such a manner that, upon the consummation of such sale, all transfer restrictions and restrictive legends with respect to such shares are removed upon the consummation of such sale, Unigene agrees to:

(a) make and keep public information available, as contemplated by Rule 144;

(b) file with the Commission in a timely manner all reports and other documents required to be filed by Unigene under the Securities Act and the Exchange Act, so long as Unigene remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

(c) furnish to Victory Park so long as Victory Park owns New Shares, promptly upon request, (i) a written statement by Unigene, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of Unigene and such other reports and documents so filed by Unigene, and (iii) such other information as may be reasonably requested to permit Victory Park to sell such securities pursuant to Rule 144 without registration.

Section 3.2. Modifications and Amendments. This Agreement may not be changed, modified or discharged orally, nor may any waivers or consents be given orally hereunder, and every such change, modification, discharge, waiver or consent shall be in writing and executed by each of the parties hereto.

Section 3.3. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof.

Section 3.4. Survival of Representations and Warranties. The representations, warranties, covenants and agreements set forth in this Agreement shall survive the Closing.

Section 3.5. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of Victory Park and Unigene and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

Section 3.6. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without reference to choice of law principles, including all matters of construction, validity and performance.

Section 3.7. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

Section 3.8. Further Assurances. From and after the date of this Agreement, upon the request of Unigene or Victory Park, Unigene and Victory Park shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

Section 3.9. Counterparts. This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement and any party may enter into this Agreement by executing a counterpart.

Section 3.10. Headings. The headings contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

Section 3.11. Notices. Any notices or other communications required or permitted under, or otherwise in connection with this Agreement, shall be in writing and shall be deemed to have been duly given when delivered in person or upon confirmation of receipt when transmitted by electronic transmission (but only if followed by transmittal by national overnight courier or hand for delivery on the next business day) or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, or on the next business day if transmitted by national overnight courier, in each case as follows:

If to Unigene:

Unigene Laboratories, Inc.
81 Fulton Street
Boonton, New Jersey 07005
Telephone:	(973) 265-1100
Facsimile:	(973) 335-0972
Attention:	Warren Levy

If to Victory Park:

Victory Park Management, LLC
227 W. Monroe Street, Suite 3900
Chicago, Illinois 60606
Telephone:	(312) 705-2786
Facsimile:	(312) 701-0794
Attention:	Scott Zemnick

IN WITNESS WHEREOF, the parties hereto have executed this Warrant Exchange Agreement as of the date first written above.

UNIGENE LABORATORIES, INC.

By:	/s/ Ronald S. Levy
	Name:	Ronald S. Levy
	Title:	Executive Vice President

[Signature Page to Warrant Exchange Agreement]

VICTORY PARK SPECIAL SITUATIONS MASTER FUND, LTD.

By:	Victory Park Capital Advisors, LLC,
its investment manager

By:	/s/ Scott R. Zemnick
	Name:	Scott R. Zemnick
	Title:	General Counsel

[Signature Page to Warrant Exchange Agreement]

SCHEDULE 2.1(e)

Equity Capitalization

(ii) STOCK OPTIONS:

As of 01/01/09	Stock Options
Outstanding	4,864,315
Vested	3,475,285
Nonvested	1,389,030

Period Activity
Issued	731,000
Exercised	199,300
Forfeited	4,000
Expired	36,000

As of 09/30/09
Outstanding	5,356,015
Vested	3,656,015
Nonvested	1,700,000

MISCELLANEOUS WARRANTS as of September 30, 2009:

	Number of Shares	Exercise Price	Grant Date	Expiration Date
Fusion	1,061,571	$1.77	4/7/2005	4/7/2010
Yale	20,000	$2.00	7/25/2005	5/31/2015
Victory Park *	1,000,000	$4.25	3/17/2006	3/17/2011
Kieran Murphy	40,000	$2.20	12/4/2006	12/5/2012

	2,121,571

*	This warrant will be cancelled pursuant to the terms and conditions set forth in the Agreement.

RIGHTS AGREEMENT:

In December 2002, pursuant to a rights agreement, Unigene distributed common stock purchase rights to stockholders of record as a dividend at the rate of one right for each share of common stock. Each right entitles the holder to purchase from Unigene one ten-thousandth of a share of common stock at an exercise price of $4.00. Initially the rights are attached to the common stock and are not exercisable. There is one right outstanding for every share of common stock outstanding.

The rights become exercisable and will separate from the common stock ten calendar days after a person or group acquires beneficial ownership of fifteen percent or more of Unigene’s common stock, or ten business days (or a later date following such announcement as determined by Unigene’s Board of Directors) after the announcement of a tender offer or an exchange offer to acquire fifteen percent or more of Unigene’s outstanding common stock.

The rights are redeemable for $.00001 per right at the option of the Board of Directors at any time prior to the close of business on the tenth calendar day after a person or group acquires beneficial ownership of fifteen percent or more of Unigene’s common stock. If not redeemed, the rights will expire on December 30, 2012. Prior to the date upon which the rights would become exercisable under the rights agreement, Unigene’s outstanding stock certificates will represent both the shares of common stock and the rights, and the rights will trade only with the shares of common stock.

(iii) NOTES:

Jay Levy	$8,318,714	5/10/2007
Jaynjean Levy Family Limited Partnership	$7,418,803	5/10/2007
Victory Park Credit Opportunities Master Fund, Ltd.	$9,541,785.30	9/30/2008
Victory Park Special Situations Master Fund, Ltd.	$4,995,420.70	9/30/2008
Victory Park Credit Opportunities Master Fund, Ltd.	$3,281,849.79	5/22/2009
Victory Park Special Situations Master Fund, Ltd.	$1,718,150.21	5/22/2009

(iv) EXISTING LIENS

UCC-1 Financing Statement filed in Delaware on 5/25/07 in favor of Jaynjean Levy Family Limited Partnership regarding: certain patents (File number 71974707).

UCC-1 Financing Statement filed in Delaware on 5/25/07 in favor of Jay Levy regarding: all property and assets at the Fairfield and Boonton locations (File number 71974772).

UCC-1 Financing Statement filed in New Jersey on 6/26/01 in favor of GE Capital Colonial Pacific Leasing (assignee of lessor Genesis Commercial Capital, LLC) regarding: Equipment/Lease No. 01328-01 (File Number 2051129).

UCC-1 Financing Statement filed in Delaware on 8/31/01 in favor of GE Capital Colonial Pacific Leasing regarding: (1) HELOS/BF Particle Size Analyzer; (1) HP Vectra P3/933, 128 Mbyte RAM, 20 GB HD, 48x CD-ROM, NIC, WIN 2000 Operating System; (1) WINDOX Soft on CD-ROM, CRYPTOBOX, Plus Manuals; (1) IQ/OQ Validation of HELOS; (1) QT Trend Analysis Software Equipment/Lease No (File Number 11077820) (as continued on 8/29/06 (File Number 63011707)).

UCC-1 Financing Statement filed in Delaware on 1/13/03 in favor of CIT Technology Financing Services, Inc. regarding the true lease of “Canon IR5000, sn: MPL17987” plus all other types of office equipment now and hereafter leased to and/or financed for Debtor/Lessee by Secured Party/Lessor, and including all replacements, upgrades and substitutions hereafter occurring to all the foregoing equipment and all now existing and future attachments, parts, accessories and add-ons for all of the foregoing items and types of equipment, and all proceeds and products thereof (File Number 30093420).

UCC-1 Financing Statement filed in Delaware on 10/8/04 in favor of US Bancorp regarding: 1 – (S) Akia Purifier 100 with control and accessories (File number 42838508).

UCC-1 Financing Statement filed in New Jersey on 12/16/04 in favor of US Bancorp regarding 1 HPLC system (File number 22721983).

(v) Registration Rights Agreement by and between Fusion Capital Fund II, LLC and Unigene Laboratories, Inc., dated as of April 7, 2005.

Registration Rights Agreement by and between Unigene Laboratories, Inc. and the Buyers listed therein, dated as of March 16, 2006.

(vi) The Rights Agreement described in (ii) above is hereby incorporated by reference.

WARRANT POWER

FOR VALUE RECEIVED, Victory Park Special Situations Master Fund, Ltd. (“Assignor”), hereby surrenders, assigns and transfers unto Unigene Laboratories, Inc. (the “Company”) that certain warrant to purchase 1,000,000 shares of common stock, par value $0.01 per share, of the Company, dated March 17, 2006, and does hereby irrevocably constitute and appoint any officer or legal counsel of or to the Company as attorney-in-fact to transfer said warrant held in the name of Assignor on the books of the Company with full power of substitution in the premises.

Dated: October     , 2009

VICTORY PARK SPECIAL SITUATIONS MASTER FUND, LTD.

By:	Victory Park Capital Advisors, LLC,
its investment manager

By:
Name:
Title: